Exhibit 99.2

AI Transportation Acquisition Corp Announces Closing of Initial Public Offering

NEW YORK, November 10, 2023 -- AI Transportation Acquisition Corp (NASDAQ: AITRU, the “Company”) announced today the closing of its initial public offering of 6,000,000 units at $10.00 per unit (the “Offering”). Each unit consists of one ordinary share and one right to receive one-eighth (1/8) of one ordinary share upon consummation of an initial business combination.

The offering was priced at $10.00 per unit generating total gross proceeds of $60,000,000. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of 277,750 placement units at a price of $10.00 per unit, for an aggregate purchase price of $2,777,500, $60,600,000 (or $10.10 per unit sold in the public offering) was placed in trust. The underwriter has been granted a 45-day option to purchase up to an additional 900,000 units offered by the Company to cover over-allotments, if any.

The Company’s units began trading on the Nasdaq Capital Market on November 9, 2023 under the ticker symbol “AITRU.” Once the securities comprising the units begin separate trading, the Company’s ordinary shares and rights are expected to be listed on the Nasdaq Capital Market under the ticker symbols “AITR” and “AITRR” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company has not selected a business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target While the Company may pursue a target in any industry, section or geography, it intends to focus the search for a target business in the transportation field, including but not limited to logistics, new energy vehicles, smart parking, on-board chips and AI algorithms, automotive services and related areas of intelligent transportation. The Company is led by its Chief Executive Officer, Mr. Yongjin Chen.

EF Hutton, division of Benchmark Investments, LLC, acted as sole book running manager in the offering.

Rimon P.C. served as legal counsel to the Company. Loeb & Loeb LLP served as legal counsel to EF Hutton. ARC Group Limited acted as an economic advisor to the Company.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on November 8, 2023 on Form S-1 (File No. 333-270558). The offering is being made only by means of a prospectus, copies of which may be obtained by contacting EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

AI Transportation Acquisition Corp
Mr. Yongjin Chen
Chief Executive Officer
10 East 53rd Street, Suite 3001

New York, NY 10022

Email: chenyongjin@ds-cap.com

SOURCE: AI Transportation Acquisition Corp